EXHIBIT 21.1



                      SUBSIDIARIES OF COINMACH CORPORATION



NAME                                                       DOMESTIC JURISDICTION
----                                                       ---------------------

Super Laundry Equipment Corp.                              New York

Grand Wash & Dry Launderette, Inc.                         New York

American Laundry Corp.                                     Delaware

Appliance Warehouse of America, Inc. Delaware
(jointly-owned with Coinmach Holdings, LLC)                Delaware

Macquilados Automaticos, SA de CV                          Mexico

Automaticos, SA de CV                                      Mexico